UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2017

KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

001-33824	Delaware	26-0508760
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

151 S. El Camino Drive, Beverly Hills, California		90212
(Address of principal executive offices)		(Zip Code)

(310) 887-6400 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 20, 2017, Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”) completed its acquisition of all the outstanding shares (other than shares owned by KWH or its subsidiaries or held in treasury) of Kennedy Wilson Europe Real Estate plc, a public limited company registered in Jersey (“KWE”) by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law (the “Transaction”). The scheme of arrangement (the “Scheme”) was authorized by the Royal Court of Jersey on October 18, 2017 and became effective on October 20, 2017 upon the delivery of the Royal Court’s Order to the Registrar of Companies in Jersey. KWE’s shares are expected to be delisted from the London Stock Exchange on or about October 23, 2017, and in accordance with the terms of the Original Offer (as defined below) and the New Offer (as defined below), KWE shareholders will receive an aggregate consideration in the Transaction of approximately 37,226,695 shares of KWH common stock, par value $0.0001 per share, and approximately £528.57 ($696.77) million in cash. Of the cash consideration to be received by KWE shareholders in connection with the Transaction, £288.32 ($380.07) million will be paid by KWH and £240.25 ($316.70) million will be paid by KWE through a special distribution.
Under the terms of the Transaction, KWE shareholders are to receive, for each KWE ordinary share, either (i) 0.667 shares of KWH common stock (the “Original Offer”); or (ii) a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction; and (c) 0.3854 shares of KWH common stock. The terms of the Transaction further provide that KWE shareholders will receive a closing dividend (the “Closing Dividend”), to be paid by KWE, comprising of the usual KWE quarterly dividends payable on KWE ordinary shares until the effective date of the Transaction, subject to certain adjustments to avoid duplicated payments which would otherwise result from the first KWH dividend being paid in respect of a period which includes part of the KWE dividend period in which the effective date of the Transaction falls. The Closing Dividend will be determined at the time of payment which is expected on or before January 10, 2018. Based on a £/$ exchange rate of 1.3182 as of October 19, 2017 (the last trading day prior to the effective date of the Transaction), the Closing Dividend is valued at approximately £0.12 ($0.16) per KWE share for KWE shareholders who elected to receive the Original Offer and £0.13 ($0.17) per KWE share for KWE shareholders who elected to receive the New Offer.
Mix and Match Facility
KWE shareholders who elected to receive the New Offer were also eligible to participate in a mix and match facility (the “Mix and Match Facility”) to receive a greater proportion of cash than would otherwise have been payable under the terms of the New Offer (the “Additional Cash Election”) or to receive a greater proportion of shares of KWH common stock that would otherwise have been required to be issued under the terms of the New Offer (the “Additional Share Election”). Valid Additional Share Elections in respect of 30,889,536 KWE ordinary shares eligible to participate in the Scheme (the “Scheme Shares”), representing approximately 32.05% of the aggregate number of Scheme Shares, and valid Additional Cash Elections in respect of 11,227,921 Scheme Shares, representing approximately 11.65% of the aggregate number of Scheme Shares were made by KWE shareholders. Satisfaction of Additional Share Elections and Additional Cash Elections was dependent on valid countervailing elections being made by other eligible KWE shareholders.
Valid Additional Cash Elections under the Scheme will be satisfied in full. However, as a result of an insufficiency of valid Additional Cash Elections, there are valid Additional Share Elections which cannot be satisfied in relation to an aggregate of 9,974,888 Scheme Shares. KWE shareholders who made valid Additional Share Elections have therefore had such elections scaled down in accordance with the terms of the Scheme. These unsatisfied Additional Share Elections have been allocated among KWE shareholders who submitted valid Additional Share Elections in proportion to the numbers of Scheme Shares in respect of which they submitted such Additional Share Elections (including both Additional Share Elections which can be satisfied and those which cannot). As a result:

(a)
for each Scheme Share in respect of which a valid Additional Cash Election has been made, the relevant KWE shareholder will receive, in addition to the special distribution of 250 pence and the Closing Dividend, 859 pence;

(b)
for each Scheme Share in respect of which a valid Additional Share Election has been made which can be satisfied after scaling down as described above, the relevant KWE shareholder will receive, in addition to the special distribution of 250 pence and the Closing Dividend, 0.5923 new shares of KWH common stock, par value $0.0001 per share under the terms of the Scheme; and

(c)
for each Scheme Share in respect of which a valid Additional Share Election has been made which cannot be satisfied due to an insufficiency of countervailing Mix and Match Elections, the relevant KWE shareholder will receive the default New Offer consideration.

Settlement of Transaction Consideration
It is expected that, on or before October 24, 2017, (i) new shares of KWH common stock will be issued by KWH and admitted to listing and trading on the New York Stock Exchange, (ii) the KWH CREST depository interests representing an entitlement to a new share of KWH common stock (the “CDIs”) will be credited to the CREST account(s) of the KWE shareholders who held their KWE ordinary shares in uncertificated form and are entitled to new shares of KWH common stock pursuant to the terms of the Transaction and (iii) KWH’s transfer agent will deliver share certificates to each KWE shareholders who held KWE ordinary shares in certificated form and are entitled to new shares of KWH common stock pursuant to the terms of the Transaction.
Cash consideration payable by KWH in the Transaction (including amounts due in respect of fractional entitlements) will be settled via CREST (for KWE shareholders who held their KWE ordinary shares in uncertificated form) or by check (for KWE shareholders who held their KWE ordinary shares in certificated form) within 14 days after the effectiveness of the Transaction.
Item 3.02    Unregistered Sales of Equity Securities.
As described in Item 2.01 of this Current Report on Form 8-K, KWH will issue approximately 37,226,695 shares of KWH common stock to KWE shareholders as part of the consideration in the Transaction. The shares are to be issued in reliance on the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended.
Item 7.01    Regulation FD
On October 20, 2017, KWH issued a press release announcing the completion of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.
Also on October 20, 2017, KWE issued a Regulatory News Service (“RNS”) announcement announcing the completion of the Transaction. A copy of the RNS announcement is furnished herewith as Exhibit 99.2.
The information pursuant to this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Forward-Looking Statements
This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. These forward-looking statements are necessarily estimates reflecting the judgment of senior management based on current estimates, expectations, forecasts and projections and include comments that express current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,”

“could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the companies’ control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. In evaluating these statements, you should specifically consider the risks referred to in KWH’s filings with the SEC, including KWH’s Form 10-K, which are available on KWH’s website and at www.sec.gov, including, but not limited to, the following factors: difficulties in successfully integrating the two companies following completion of the Transaction and the risk of not fully realizing expected synergies from the Transaction in the time frame expected or at all; disruptions in general economic and business conditions, particularly in geographies where the companies’ respective businesses may be concentrated; volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans, all of which could increase costs and could limit the companies’ ability to acquire additional real estate assets; continued high levels of, or increases in, unemployment and general slowdowns in commercial activity; the companies’ leverage and ability to refinance existing indebtedness or incur additional indebtedness; an increase in the companies’ debt service obligations; the companies’ ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service their existing and future indebtedness; the companies’ ability to achieve improvements in operating efficiency; foreign currency fluctuations; adverse changes in the securities markets; the companies’ ability to retain their senior management and attract and retain qualified and experienced employees; the companies’ ability to retain major clients and renew related contracts; trends in use of large, full-service commercial real estate providers; changes in tax laws in the United States, Europe or Japan or other jurisdictions that reduce or eliminate deductions or other tax benefits the companies receive; the possibility that future acquisitions may not be available at favorable prices or upon advantageous terms and conditions; the companies’ ability to dispose of assets; and costs relating to the acquisition of assets the companies may acquire could be higher than anticipated. Except as required by law, KWH does not intend to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
The information required by this Item 9.01(a) will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)	Pro forma financial information.
The information required by this Item 9.01(b) will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated April 24, 2017, incorporated by reference to Exhibit 2.1 to the Kennedy-Wilson Holdings, Inc. Current Report on Form 8-K filed with the SEC on April 24, 2017.
2.2	New Offer Announcement, dated June 13, 2017, incorporated by reference to Exhibit 2.1 to the Kennedy-Wilson Holdings, Inc. Current Report on Form 8-K filed with the SEC on June 13, 2017.
99.1	Press Release, dated October 20, 2017.
99.2	RNS Announcement, dated October 20, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.
By:    /s/ Justin Enbody
Name:    Justin Enbody

Title:	Chief Financial Officer

Date: October 20, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1	Rule 2.7 Announcement, dated April 24, 2017, incorporated by reference to Exhibit 2.1 to the Kennedy-Wilson Holdings, Inc. Current Report on Form 8-K filed with the SEC on April 24, 2017.
2.2	New Offer Announcement, dated June 13, 2017, incorporated by reference to Exhibit 2.1 to the Kennedy-Wilson Holdings, Inc. Current Report on Form 8-K filed with the SEC on June 13, 2017.
99.1	Press Release, dated October 20, 2017.
99.2	RNS Announcement, dated October 20, 2017.